Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-98203) of Hennessy Advisors, Inc. of our report dated December 4, 2008, with respect to the financial statements of Hennessy Advisors, Inc. for each of the two years ended September 30, 2008, included in the annual report (Form 10-K) for the year ended September 30, 2008.

Stonefield Josephson, Inc.

San Francisco, California

December 4, 2008